May 4,  1998


First Union Commercial Mortgage Securities, Inc.
One First Union Center
301 S. College Street
Charlotte, N.C. 28228

     Re:  First Union Commercial Mortgage Securities, Inc.
          Commercial Mortgage Pass-Through Certificates
          Registration Statement on Form S-3
          ------------------------------------------------

Ladies and Gentlemen:

     We are counsel to First Union Commercial Mortgage Securities, Inc., a North Carolina corporation (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Commercial Mortgage Pass-Through Certificates (the "Certificates"), and the related preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"). The Certificates are issuable in series under separate pooling and servicing agreements (each such agreement, a "Pooling and Servicing Agreement") among the Registrant and a trustee, a master servicer and/or a special servicer to be identified in the prospectus supplement for such series of Certificates. Each Pooling and Servicing Agreement will be substantially in the form filed as an Exhibit to the Registration Statement.

     In connection with rendering this opinion letter, we have examined the form of the Pooling and Servicing Agreement contained as an Exhibit in the Registration Statement, the Registration Statement and such other documents as we have deemed necessary. As to matters of fact, we have examined and relied upon representations or certifications of officers of the Registrant or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. We have assumed that all parties other than the Registrant (as to which we have relied upon the opinion of the

First Union Commercial Mortgage Securities, Inc.
May 4, 1998
Page 2


Senior Vice President and Deputy General Counsel of First Union Corporation, a copy of which is attached hereto) had the corporate power and authority to enter into and perform all obligations under the Pooling and Servicing Agreement.

     In rendering this opinion letter, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States, nor do we express any opinion, either implicitly or otherwise, on any issue not expressly addressed below. In rendering this opinion letter, we have not passed upon and do not pass upon the application of the "doing business" or securities laws of any jurisdiction. This opinion letter is further subject to the qualification that enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other laws affecting the enforcement of the rights of creditors generally and
(ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. When a Pooling and Servicing Agreement for a series of Certificates has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, the Pooling and Servicing Agreement will be a legal and valid obligation of the Registrant.

     2. When a Pooling and Servicing Agreement for a series of Certificates has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, and when the Certificates of such series have been duly executed and authenticated in accordance with the provisions of the Pooling and Servicing Agreement and issued and sold as contemplated in the Registration Statement and the prospectus and prospectus supplement delivered in connection therewith, the Certificates will be legally and validly issued and outstanding, fully paid and non-assessable, and the holders of the Certificates will be entitled to the benefits of the Pooling and Servicing Agreement.

     3. The description of federal income tax consequences appearing under the heading "Material Federal Income Tax Consequences" in the prospectus contained in the Registration Statement, including the opinion of counsel to the Depositor described therein under "REMICs--Classification of REMICs," while not purporting to discuss all possible federal income tax consequences of an investment in Certificates, is accurate with respect to those tax consequences which are discussed.

     We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus included in

First Union Commercial Mortgage Securities, Inc.
May 4, 1998
Page 3


the Registration Statement under the headings "Legal Matters" and "Material Federal Income Tax Consequences," without admitting that we are "experts" within the meaning of the Act and the rules and regulations thereunder with respect to any part of the Registration Statement, including this Exhibit.


                                            Very truly yours,



                                            /s/ WILLKIE FARR & GALLAGHER
                                            -----------------------------------
                                                Willkie Farr & Gallagher